AMENDMENT TO EMPLOYMENT AGREEMENT


          This is an Amendment to an Employment Agreement between LIVE Entertainment Inc. (the "Company") and Ronald B. Cushey
("Employee"), dated as of December 31, 1994 (the "Original
Agreement").  This Amendment is dated as of December 31, 1995.

     The Original Agreement is amended in the following respects:

               The Agreement, as amended, shall be between Employee, the Company and LIVE Home Video Inc.
               ("LHV").

          1. Section 1.4.1 of the Original Agreement is amended to add the following:

               The term of the Agreement is extended through December 31, 1997.

          2.   New Section 1.4.4 is added to the Original
               Agreement as follows:

               (i) A Change of Control will occur if, in a transaction or related series of transactions, another person or a group of persons acting together, other than Pioneer Electronic Corporation and its affiliates, acquire more than 50% of the voting securities of the Company or if substantially all of the assets of the Company are sold in one or a related series of transactions.

               (ii) In the event of a Change of Control followed within 180 days by a without cause termination of employment or a without cause material reduction of Employee's duties and responsibilities, Employee will receive, in lieu of the benefit provided in Section 3.2.2(i), in one lump sum, the greater of the remainder of Employee's Fixed Annual Compensation for the term of the Agreement or $50,000, less withholding as required. In addition, the mitigation provisions of Section 3.4 shall not apply in such event.

               (iii) In the event of a Change of Control followed within 180 days by the termination or resignation of Roger A. Burlage as Chief Executive Officer or President of Company and of LHV, Employee may resign his position within 30 days after such termination and, in such event, Employee will receive the same benefits and payments as are set forth in the immediately preceding paragraph as if Employee was terminated without cause.

          3. Section 2.1 of the Original Agreement is amended to add the following:

               Fixed Annual Compensation for calendar year 1996 will be no less than $210,000 per annum and for calendar year 1997 will be no less than $220,000 per annum.

          4. Section 2.2 of the Original Agreement is replaced with the following:

               Employee shall be eligible to participate in Company's discretionary corporate bonus program, as determined, modified and published by Company from time to time. In addition, Employee's eligibility for a discretionary bonus and salary increases in excess of the Fixed Annual Compensation set forth above shall be based, in part, upon the following criteria: (i) overall profitability of the Company; (ii) effectiveness of the Company's accounting functions; (iii) Employee's active involvement and participation in the management of the Company, including setting financial goals and performance evaluations, proactive involvement in restructuring the Company's capital structure, and aggressive involvement in all other financial aspects of the Company's business including budgeting, monitoring the financial performance of the Company's other divisions and related items ("Incentive Compensation").

          5. Section 2.7 of the Original Agreement is amended to replace "1996" wherever it appears with "1997."

          6.   New Section 2.8 is added as follows:

               2.8 Stock Options. Upon Employee's execution of a Stock Option Agreement, Company grants to Employee options to acquire 20,000 shares of the Company's common stock at a price per share equal to the closing price of the Company's common stock on the NASD Small Cap Market on December 7, 1995 with such option to vest as follows: (i) 7,000 options on December 31, 1996, (ii) 7,000 options on December 31, 1997 and (iii) 6,000 options on December 31, 1998. In the event of a Change of Control (as defined above), all unvested options will immediately vest.
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               The Options will be subject to such additional
               terms and conditions as may be set forth in the Company's Option Plan as well as the form of Stock Option Agreement.

          In all other respects, the Original Agreement shall continue in full force and effect.


                                   LIVE ENTERTAINMENT INC.


                                   By:_______________________
                                         Roger Burlage


                                   LIVE HOME VIDEO INC.


                                   By:_______________________
                                         Roger Burlage


                                   __________________________
                                         Ronald B. Cushey